Filed pursuant to Rule 424(b)(5)

Registration No. 333-259681

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.00001 per share	5,073,529	$272.00	$1,379,999,888.00	$150,558.00

(1)	Includes 661,764 shares that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.

(2)

The filing fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-259681) filed by the Registrant on September 21, 2021.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 21, 2021)

4,411,765 Shares

Common Stock

This is a public offering of shares of common stock of Bill.com Holdings, Inc. We are offering 4,411,765 shares of our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BILL.” On September 21, 2021, the last reported sale price of our shares of common stock on the NYSE was $272.00 per share.

	Per Share	Total
Public offering price	$272.00	$1,200,000,080.00
Underwriting discounts and commissions(1)	$7.48	$33,000,002.00
Proceeds, before expenses, to us	$264.52	$1,167,000,078.00

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

To the extent that the underwriters sell more than 4,411,765 shares of our common stock, the underwriters have an option to purchase up to 661,764 additional shares of our common stock from us at the public offering price, in each case less the underwriting discount.

Concurrently with this offering we are conducting a private offering (the “concurrent notes offering”) of $500.0 million aggregate principal amount of 0% convertible senior notes due 2027 (the “notes”). The concurrent notes offering is being made pursuant to a separate offering memorandum and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Neither this offering nor the concurrent notes offering is conditioned upon the completion of the other offering, so it is possible that this offering occurs and the concurrent notes offering does not occur, and vice versa. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any notes.

Investing in our common stock involves risks.

Please read “Risk Factors” beginning on page S-14 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York, on or about September 24, 2021.

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Morgan Stanley

Barclays	Deutsche Bank Securities	Jefferies	KeyBanc Capital Markets

Canaccord Genuity	Needham & Company	Nomura	Oppenheimer & Co.	Piper Sandler	William Blair

Prospectus supplement dated September 21, 2021.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference in this prospectus supplement having an earlier date than the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the captions “Where You Can Find Additional Information” in this prospectus supplement. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated, the terms “Bill.com,” “we,” “us,” and “our” refer to Bill.com Holdings, Inc., together with our subsidiary, Bill.com LLC.

Bill.com, the Bill.com logo, and other registered or common law trade names, trademarks, or service marks of Bill.com appearing in this prospectus supplement are the property of Bill.com. This prospectus supplement contains additional trade names, trademarks, and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us, by these other companies. Other trademarks appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus supplement and the information incorporated by reference in this prospectus supplement are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement or in any of our other communications, except as required by law. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and in the section of any related prospectus supplement entitled “Risk Factors.”

Examples of forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include, among others, statements we make regarding:

•

our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses, including changes in research and development, sales and marketing and general and administrative expenses (including any components of the foregoing), and our ability to achieve, and maintain, future profitability;

•	the COVID-19 pandemic, and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity, and financial condition;

•	our business plan and our ability to effectively manage our growth;

•	our market opportunity, including our total addressable market;

•	our international expansion plans and ability to expand internationally;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	beliefs and objectives for future operations;

•	our ability to further attract, retain, and expand our customer base;

•	our ability to develop new products and services and bring them to market in a timely manner;

•	the effects of seasonal trends on our results of operations;

•	our expectations concerning relationships with third parties, including strategic partners;

•	our ability to maintain, protect, and enhance our intellectual property;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	our ability to successfully integrate and realize the strategic and financial goals that were contemplated upon the acquisition of DivvyPay, Inc.;

•	our ability to successfully integrate and realize the strategic and financial goals that were contemplated upon the acquisition of Invoice2go, Inc.;

•	future acquisitions or investments in complementary companies, products, services, or technologies;

•	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;

•	economic and industry trends, projected growth, or trend analysis;

•	our ability to attract and retain qualified employees;

•	the increased expenses associated with being a public company;

•	the future market prices of our common stock;

•	the consummation of the concurrent notes offering; and

•	our anticipated use of proceeds from this offering and the concurrent notes offering.

Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved.

The factors and assumptions that could also cause our actual results to differ, perhaps materially, from those in the forward-looking statements are described in this prospectus supplement and the accompanying base prospectus and in our filings with the SEC incorporated by reference herein and therein under the caption “Risk Factors.” The occurrence of any of these risks and uncertainties may cause our actual results to differ materially from those anticipated in our forward-looking statements, which could have a material adverse effect on our business, results of operations and financial condition.

These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth or incorporated by reference in this prospectus supplement and the accompanying base prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

All forward-looking statements included in this prospectus supplement and the accompanying base prospectus are based on information available to us as of the date of this prospectus supplement and the accompanying base prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

All forward-looking statements are further qualified by and should be read in conjunction with the risks described or referred to under the heading “Risk Factors” of this prospectus supplement and the accompanying base prospectus and contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and subsequent periodic filings with the SEC incorporated herein and therein by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains a general summary of the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. The summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should carefully consider the information included in and incorporated by reference in the entire prospectus supplement and accompanying base prospectus, including the information set forth under the heading “Risk Factors” in this prospectus supplement. In addition, any reference to or description of our concurrent notes offering herein is wholly subject to the offering memorandum pursuant to which the notes are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase the notes. Our fiscal year end is June 30, and our fiscal quarters end on September 30, December 31, March 31 and June 30. Our fiscal years ended June 30, 2019, 2020, and 2021 are referred to herein as fiscal 2019, fiscal 2020, and fiscal 2021, respectively.

Company Overview

Our mission is to make it simple to connect and do business.

We are champions of small and midsize businesses (“SMBs”). As a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for SMBs, we create efficiencies and free our customers to run their businesses. Our vision is to become the leading one-stop solution that helps millions of businesses around the world manage their financial operations.

Our purpose-built, AI-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Customers use our platform to generate and process invoices, streamline approvals, make and receive payments, sync with their accounting system, and manage their cash. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers and payment processors, enabling our customers to access these mission-critical services quickly and easily. We are central to an SMB’s accounts payable and accounts receivable operations.

Recent Developments

On June 1, 2021, we completed our acquisition of DivvyPay, Inc. (“Divvy”), a leading provider of cloud- based spend management application and smart corporate cards to SMBs in the U.S., for an aggregate purchase price of $2.3 billion. Divvy became our wholly owned subsidiary as a result of the acquisition of 100% of its outstanding equity interests. As of June 30, 2021, Divvy had approximately 9,900 active spending businesses using its free cloud-based spend management application that were not Bill.com existing customers.

Divvy’s cloud-based software solution provides a secure financial platform for businesses to manage payments and subscriptions, build strategic budgets, and eliminate the need for expense reports. With Divvy, employers can give employees direct access to funds, effectively eliminating expense reports and retroactive reimbursement. After signing up, the business owner and their designated employees receive physical Divvy credit cards. Divvy spending businesses can create online (virtual) cards, set spending and budget controls, and control card activity in Divvy. The card activity instantly integrates with the Divvy platform.

As of June 30, 2021, over 121,000 customers trusted our platform to manage their financial workflows and process their payments and spend, which totaled $140.3 billion in Total Payment Volume during fiscal 2021. For the purposes of measuring our key business metrics, we define customers as entities that are either billed directly by us or for which we bill our strategic partners during a particular period. As of June 30, 2021, we had approximately 3.2 million network members. We define network members as our customers plus their suppliers and clients, who pay and receive funds electronically via our platform.

We have grown rapidly and scaled our business operations in recent periods. Our total revenue was $238.3 million and $157.6 million during the fiscal years ended June 30, 2021 and 2020, respectively, an increase of 51%. We generated net losses of $98.7 million and $31.1 million during the fiscal years ended June 30, 2021 and 2020, respectively.

Concurrent Convertible Notes Offering

Concurrently with this offering, we are conducting a private offering of $500.0 million aggregate principal amount of 0% convertible senior notes due 2027 ($575.0 million aggregate principal amount if the initial purchasers exercise their option in full to purchase additional notes) (the “notes”). The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our indebtedness that is not so subordinated (including our 0% convertible senior notes due 2025 (the “2025 Notes”)); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. The concurrent notes offering is being made pursuant to a separate offering memorandum and is not part of the offering to which this prospectus supplement relates. The concurrent notes offering has not been and, if issued, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the notes will be offered only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act). Nothing contained in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy any notes.

If consummated, and assuming no exercise of the initial purchasers’ option to purchase additional notes, we estimate that we will receive net proceeds from the concurrent notes offering of approximately $487.0 million, after deducting initial purchasers’ discounts and our estimated offering expenses. We intend to use a portion of the net proceeds of the concurrent notes offering to pay the cost of privately negotiated capped call transactions, which we plan to enter into with one or more of the initial purchasers of the notes, and the remainder for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions.

Neither the completion of this offering nor of the concurrent notes offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent notes offering does not occur, and vice versa. We cannot assure you that the concurrent notes offering will be completed on the terms described herein, or at all.

Corporate Information

BDC Payments Holdings, Inc., a Delaware corporation, was formed in August 2018, and changed its name to Bill.com Holdings, Inc., a Delaware corporation, in June 2019. Bill.com Holdings, Inc. is a holding company and its principal assets are the equity interests of Bill.com, LLC. Cashboard, Inc., a Delaware corporation, was initially formed in April 2006 and changed its name to Cashview, Inc. in September 2006 and to Bill.com, Inc. in December 2007. In November 2018, we completed a corporate reorganization whereby Bill.com, Inc. became a subsidiary of Bill.com Holdings, Inc., and reorganized as an LLC, Bill.com LLC.

Our principal executive offices are located at 6220 America Center Drive, Suite 100, San Jose, California 95002. Our telephone number is (650) 621-7700. Our website address is www.bill.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock.

The Offering

Issuer	Bill.com Holdings, Inc.

Common stock offered by us pursuant to this prospectus supplement	4,411,765 shares.

Option to purchase additional shares of our common stock

The underwriters have an option to purchase up to an aggregate of 661,764 additional shares of common stock from us at the public offering price. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding after this offering

98,915,330 shares (based on the number of shares of common stock outstanding as of June 30, 2021), after giving effect to the issuance and sale of 4,411,765 shares of our common stock in this offering and assuming the underwriters do not exercise their option to purchase additional shares.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $1.17 billion (or approximately $1.34 billion if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering (including the net proceeds available from any exercise of the underwriter’s option to purchase additional shares) and the concurrent notes offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. From time to time, we evaluate potential acquisitions and strategic transactions involving businesses, technologies, or products. However, we have not designated any specific uses and have no current agreements with respect to any material acquisitions or strategic transactions. See “Use of Proceeds.”

Concurrent notes offering	Concurrently with this offering we are conducting a private offering of $500.0 million aggregate principal amount of 0% convertible senior notes due 2027 (the “notes”). The concurrent notes offering is being made pursuant to a separate offering memorandum and is exempt from registration under the Securities Act of 1933, as amended. Neither this offering nor the concurrent notes offering is conditioned upon the completion of the other offering, so it is possible that this offering occurs and the concurrent notes offering does not occur, and vice versa. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any notes. See “—Recent Developments—Concurrent Convertible Notes Offering.”

Risk factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

The New York Stock Exchange symbol	“BILL.”

The number of shares of our common stock to be outstanding after this offering is based on 94,503,565 shares of our common stock outstanding as of June 30, 2021 and excludes:

•

6,552,007 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021, with a weighted-average exercise price of $13.31 per share under our 2006 Equity Incentive Plan (the “2006 Plan”), our 2016 Equity Incentive Plan (the “2016 Plan”), our 2019 Equity Incentive Plan (the “2019 Plan”), and DivvyPay Inc.’s 2016 Equity Incentive Plan;

•	1,175,578 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of June 30, 2021;

•	68,236 shares of our common stock issuable upon the exercise of stock options granted after June 30, 2021, with a weighted-average exercise price of $196.86 per share under our 2019 Plan;

•	1,699,540 shares of our common stock issuable upon the vesting of RSUs granted after June 30, 2021;

•

5,632,463 shares of common stock that are not currently outstanding but may become issuable, when certain conditions are met, upon the issuance and exercise of warrants with an exercise price of $4.50 per share;

•

16,079,467 shares of our common stock reserved for future issuance under our equity compensation plans, consisting of (i) 13,424,433 shares of our common stock reserved for future issuance under our 2019 Plan, as of June 30, 2021 (which number of shares does not include the stock options to purchase shares of our common stock and RSUs settleable for shares of common stock granted after June 30, 2021, but includes increases to the number of common stock reserved for future issuance after June 30, 2021) and (ii) 2,655,034 shares of our common stock reserved for issuance under our 2019 Employee Stock Purchase Plan (“2019 ESPP”) (including an increase to the number of common stock reserved for future issuance after June 30, 2021);

•	7,148,287 shares of common stock reserved for issuance upon conversion of the 2025 Notes; and

•	1,386,210 shares of common stock reserved for issuance upon conversion of the notes offered pursuant to the concurrent notes offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of the outstanding stock options, RSUs or other equity awards described above and no exercise by the underwriters of their option to purchase additional shares or of the initial purchasers in our concurrent notes offering to purchase additional notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data. We derived our summary consolidated statements of operations for fiscal 2019, 2020 and 2021 and our summary consolidated balance sheet data as of June 30, 2021 from our audited consolidated financial statements incorporated by reference in this offering memorandum. Our historical results are not necessarily indicative of the results that may be expected in the future and the results for any interim period are not necessarily indicative of the results to be expected for the full year or any other period.

	Year ended June 30,
	2019	2020	2021(2)
Revenue	(in thousands)
Subscription and transaction fees	$85,951	$136,405	$232,255
Interest on funds held for customers	22,400	21,195	6,010

Total revenue	108,351	157,600	238,265
Cost of revenue(1)	29,918	39,144	61,806

Gross profit	78,433	118,456	176,459

Operating expenses
Research and development(1)	28,924	53,405	90,235
Sales and marketing(1)	30,114	45,356	71,374
General and administrative(1)	29,198	53,893	128,817

Total operating expenses	88,236	152,654	290,426

Loss from operations	(9,803)	(34,198)	(113,967)
Other (expense) income, net	2,333	3,160	(25,370)

Loss before (benefit from) provision for income taxes	(7,470)	(31,038)	(139,337)
(Benefit from) provision for income taxes	(156)	53	(40,617)

Net loss	$(7,314)	$(31,091)	$(98,720)

(1)	Includes stock-based compensation expense as follows (in thousands):

	Year ended June 30,
	2019	2020	2021(2)
Cost of revenue	$331	$1,257	$2,938
Research and development	1,128	5,495	16,091
Sales and marketing	922	2,777	8,547
General and administrative	1,701	8,535	44,411

Total stock-based compensation expense	$4,082	$18,064	$71,987

(2)	Includes the results of Divvy from the acquisition date on June 1, 2021.

	As of June 30,
	2019	2020	2021	As Adjusted(1)	As Further Adjusted for the Concurrent Convertible Note Offering(1)(2)
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$162,275	$697,617	$1,164,929	$2,331,021	$2,785,009
Working capital(3)	163,685	702,602	1,280,378	2,446,470	2,900,458
Funds held for customers	1,329,306	1,644,250	2,208,598	2,208,598	2,208,598
Total assets	1,526,298	2,404,015	5,969,173	7,135,265	7,589,253
Deferred revenue, current and non-current	5,255	8,513	15,774	15,774	15,774
Customer fund deposits	1,329,306	1,644,250	2,208,598	2,208,598	2,208,598
Borrowings from credit facilities, net	0	2,300	79,534	79,534	79,534
Convertible senior notes, net	0	0	909,847	909,847	1,396,835
Accumulated deficit	(117,656)	(148,747)	(247,467)	(247,467)	(247,467)
Total stockholders’ (deficit) equity(4)	(102,657)	710,719	2,529,590	3,695,682	3,695,682

(1)

The as adjusted consolidated balance sheet information reflects the sale of 4,411,765 shares of our common stock in this offering at the public offering price of $272.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

(2)

The as further adjusted consolidated balance sheet information reflects (i) all adjustments included in footnote (1) above, and (ii) the sale of an aggregate principal amount of $500.0 million of 0% convertible senior notes due 2027 in the concurrent notes offering, after deducting the estimated initial purchasers’ discounts and commissions and estimated offering expenses, and the cost of the capped call transactions.

(3)

As of September 30, 2021, our 2025 Notes may be reclassified as short-term liabilities and our working capital may be reduced by $909.8 million as a result of our common stock trading above a specified level during the period ending September 30, 2021; such potential adjustments are excluded from the presentation above. The classification of the 2025 Notes as a current liability as of future periods will depend on whether such conditions continue to be met.

(4)	Total stockholders’ equity (deficit) does not reflect the reduction from the cost of the capped call transactions.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below in addition to the remainder of this prospectus supplement and the factors discussed in our public filings with the SEC, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, and subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus supplement are not the only ones related to our business, our common stock or this offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. The risks discussed below include forward-looking statements and our actual results may differ substantially from those discussed in the forward-looking statements. You should also review the section of this prospectus supplement under the caption “Forward-Looking Statements.”

Risks Related to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in your investment. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on the public offering price of $272.00 per share, and our net tangible book value as of June 30, 2021 of approximately $3.60 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $256.77 per share, representing the difference between the public offering price and the as adjusted net tangible book value per share of our common stock as of June 30, 2021 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We also have a significant number of stock options to purchase common stock as well as RSUs outstanding, as well as existing convertible notes and the notes to be issued in our concurrent notes offering, and may choose to issue additional shares of common stock, or securities convertible into or exchangeable for common stock, in the future. In the event that the outstanding stock options or RSUs are exercised or settled, or that we make additional issuances of shares of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Future sales of shares of our common stock by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

In connection with this offering, subject to certain exceptions, we, all of our directors and executive officers, and certain affiliates have agreed not to offer, sell, or agree to sell, directly or indirectly, any shares of common stock without the permission of Goldman Sachs & Co. LLC, (i) for a period of 60 days from the date of this prospectus supplement for us, and (ii) with respect to our directors and executive officers, and certain affiliates, if 30 days have elapsed since the date of this prospectus supplement and we have publicly released our earnings results for the quarterly period during which this offering occurred, the earlier of the 45th day after the date of this prospectus supplement and the date of such public release of our earnings results; provided that in no event will such period end earlier than 30 days after the date of this prospectus supplement or later than 45 days after the date of this prospectus supplement.

As of June 30, 2021, we had 94,503,565 shares of outstanding common stock, of which approximately 3,707,139 shares and an additional 2,566,030 shares underlying stock options and RSUs are subject to restrictions on transfer under the lock-up arrangements with the underwriters of this offering described above. These shares will become eligible for public sale at the expiration of the applicable lock-up period, subject to vesting requirements and volume limitations applicable to affiliates. Additionally, as of June 30, 2021, we had approximately 4,648,926 shares of common stock subject to lock-up agreements in connection with our recent acquisitions. If a substantial number of shares of common stock, including shares of common stock underlying outstanding stock options and RSUs or the 2025 Notes or the notes to be issued in our concurrent notes offering, are sold, or if it is perceived that they will be sold, in the public market, it could have an adverse impact on the market price of our common stock.

In addition, pursuant to our Agreement and Plan of Merger with Invoice2Go, Inc. (“Invoice2Go”), we have registered 1,788,372 shares of common stock held by former Invoice2Go stockholders on an automatically effective Registration Statement on Form S-3 that we filed on September 9, 2021.

Furthermore, certain of our directors and executive officers have adopted, and other directors and executive officers may in the future adopt, written trading plans that are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or Exchange Act, under which they have contracted, or may in the future contract, with a broker to sell shares of our common stock. Sales of substantial amounts of our common stock in the public markets during the lock-up period pursuant to existing Rule 10b5-1 plans or pursuant to new Rule 10b5-1 plans following the expiration of the lock-up period or otherwise, or the perception that these sales could occur, could cause the market price of our common stock to decline. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and the concurrent notes offering and may allocate the net proceeds from this offering and the concurrent notes offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering and the concurrent notes offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

Risks Related to Our Concurrent Convertible Notes Offering

Conversion of the notes will dilute the ownership interest of our existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders. The 2025 Notes will become convertible on October 1, 2021 and may be reclassified as a short-term liability at such time. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

Servicing our future debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the 2025 Notes and the notes to be issued in connection with the concurrent notes offering, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance any future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

In addition, we have a substantial amount of indebtedness and other obligations. As of June 30, 2021, on a pro forma basis after giving effect to the issuance of the notes, we would have had approximately $1.73 billion in aggregate principal amount of indebtedness for borrowed money outstanding, which includes the notes offered concurrently, $1.15 billion aggregate principal amount of the 2025 Notes and approximately $78 million in outstanding line of credit borrowings.

Our indebtedness could have other important consequences. For example, it could:

•	make us more vulnerable to adverse changes in general U.S. and worldwide economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	place us at a disadvantage compared to our competitors who have less debt;

•	limit our ability to borrow additional amounts to fund acquisitions, for working capital, and for other general corporate purposes; and

•	make an acquisition of our company less attractive or more difficult.

Any of these factors could harm our business, results of operations, and financial condition. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase.

Certain capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, repurchase, or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes offered in the concurrent convertible note offering or the 2025 Notes, could have a material effect on our reported financial results.

The accounting method for reflecting the notes offered in the concurrent convertible note offering and the 2025 Notes on our balance sheet, accruing interest expense for the notes and the 2025 Notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the FASB published an Accounting Standards Update, or ASU 2020-06, to reduce the number of accounting models for convertible debt instruments. We adopted ASU 2020-06, effective July 1, 2021, utilizing the modified retrospective method. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, the Notes are accounted for as a single liability measured at amortized cost. We expect the elimination of the separate accounting described above to reduce the interest expense that we expect to recognize for the notes and the 2025 Notes for accounting purposes. Further, ASU 2020-06 eliminates the use of the treasury stock method for convertible instruments that can be settled in whole or in part with equity, and instead requires application of the “if-converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes and the 2025 Notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be antidilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

Furthermore, because the condition to the convertibility of the 2025 Notes relating to the trading price of our common stock will have been satisfied so that the 2025 Notes will be convertible in the fiscal quarter ending December 31, 2021, we may be required under applicable accounting standards to reclassify the liability carrying value of the 2025 Notes as a current, rather than a long-term, liability as of September 30, 2021. This reclassification could be required even if no noteholders of the applicable series convert their 2025 Notes, and may reduce our reported working capital by approximately $900 million. Similarly, at such time as a condition to convertibility is met for the notes, the notes may be reclassified and our reported working capital may be reduced accordingly.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 4,411,765 shares of our common stock in this offering will be approximately $1.17 billion, after deducting the estimated underwriting discounts and commissions and estimated offering expenses we expect to pay. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $1.34 billion, after deducting the estimated underwriting discounts and commissions and estimated offering expenses we expect to pay.

We currently intend to use the net proceeds from this offering and the concurrent notes offering for general corporate purposes, which may include expanding our current business through acquisitions of, or investments in, other businesses, products or technologies. However, we have no commitments with respect to any such material acquisitions or investments at this time. Our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2021 was approximately $340.2 million, or $3.60 per share of our common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less goodwill and intangible assets, and dividing this amount by the number of shares of our common stock outstanding.

After giving effect to the sale by us of 4,411,765 shares of our common stock at the public offering price of $272.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $1.5 billion, or $15.23 per share of our common stock. This represents an immediate increase in the net tangible book value of $11.63 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $256.77 per share to new investors.

The following table illustrates this per share dilution:

Public offering price per share		$272.00
Net tangible book value per share as of June 30, 2021	$3.60
Increase in as adjusted net tangible book value per share attributable to new investors	$11.63
As adjusted net tangible book value per share after this offering		$15.23
Dilution per share to new investors participating in this offering		$256.77

If the underwriters exercise in full their option to purchase up to 661,764 additional shares from us at the public offering price of $272.00 per share, the as adjusted net tangible book value per share after this offering would be $16.88 per share and the dilution to new investors participating in this offering would be $255.12 per share.

The calculations above are based on 94,503,565 shares outstanding as of June 30, 2021 and exclude:

•

6,552,007 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021, with a weighted-average exercise price of $13.31 per share under the 2006 Plan, the 2016 Plan, the 2019 Plan, and DivvyPay Inc.’s 2016 Equity Incentive Plan;

•	1,175,578 shares of our common stock issuable upon the vesting of RSUs outstanding as of June 30, 2021;

•	68,236 shares of our common stock issuable upon the exercise of stock options granted after June 30, 2021, with a weighted-average exercise price of $196.86 per share under our 2019 Plan;

•	1,699,540 shares of our common stock issuable upon the vesting of RSUs granted after June 30, 2021;

•

5,632,463 shares of common stock that are not currently outstanding but may become issuable, when certain conditions are met, upon the issuance and exercise of warrants with an exercise price of $4.50 per share;

•

16,079,467 shares of our common stock reserved for future issuance under our equity compensation plans, consisting of (i) 13,424,433 shares of our common stock reserved for future issuance under our 2019 Plan, as of June 30, 2021 (which number of shares does not include the stock options to purchase shares of our common stock and RSUs settleable for shares of common stock granted after June 30, 2021, but includes increases to the number of common stock reserved for future issuance after June 30, 2021) and (ii) 2,655,034 shares of our common stock reserved for issuance under our 2019 ESPP (including an increase to the number of common stock reserved for future issuance after June 30, 2021);

•	7,148,287 shares of common stock reserved for issuance upon conversion of the 2025 Notes; and

•	1,386,210 shares of common stock reserved for issuance upon conversion of the notes offered pursuant to the concurrent notes offering.

To the extent that any outstanding stock options have been or may be exercised, RSUs are settled or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution to investors participating in this offering.

DIVIDEND POLICY

We have not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2021 on:

•	an actual basis;

•

an as adjusted basis, after giving effect to the issuance and sale of 4,411,765 shares of our common stock in this offering at the public offering price of $272.00 per share, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock (without giving effect to the application of the net proceeds therefrom as described under “Use of Proceeds”); and

•

an as further adjusted basis, after giving effect to this offering as discussed above and to (i) the completion of the concurrent notes offering, assuming no exercise of the initial purchasers’ option to purchase additional notes without giving effect to the application of the net proceeds therefrom) and (ii) the cost of the related capped call transactions.

You should read this table together with the information presented under “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and our historical consolidated financial statements and related notes, each of which is incorporated by reference in this prospectus supplement.

	June 30, 2021
	Actual	As Adjusted(1)	As Further Adjusted for the Concurrent Notes Offering(1)

	(in thousands, except per share amounts, unaudited)
Cash, cash equivalents and short-term investments:	$1,164,929	$2,331,021	$2,785,009

Indebtedness:
0.00% convertible senior notes due 2027(1)	—	—	500,000
0.00% convertible senior notes due 2025	1,150,000	1,150,000	1,150,000
Line of credit borrowing	77,500	77,500	77,500

Total indebtedness	1,227,500	1,227,500	1,727,500

Stockholders’ equity:
Preferred stock, $0.00001 par value: 10,000 shares authorized, no shares issued and outstanding, actual, as adjusted and as further adjusted	—	—	—
Common stock, $0.00001 par value, 500,000 shares authorized, 94,504 shares issued and outstanding, actual and 98,915 shares issued and outstanding as adjusted and as further adjusted(2)	2	2	2
Additional paid-in capital(3)	2,777,155	3,943,247	3,943,247
Accumulated other comprehensive (loss) income	(100)	(100)	(100)
Accumulated deficit	(247,467)	(247,467)	(247,467)

Total stockholders’ equity(3)	2,529,590	3,695,682	3,695,682

Total capitalization(3)	$3,757,090	$4,923,182	$5,423,182

(1)

The as adjusted information reflects the sale of 4,411,765 shares of our common stock in this offering at the public offering price of $272.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

(2)

Prior to ASU 2020-06 adoption effective July 1, 2021, in accordance with ASC 470-20, convertible debt (such as the notes and the 2025 Notes) that may be wholly or partially settled in cash is required to be separated into liability and equity components, such that interest expense reflects our nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes offered pursuant to the concurrent notes offering and the 2025 Notes is the aggregate principal amount of the notes and the 2025 Notes without reflecting the debt discount or fees and expenses that we are required to recognize.
(3)

Prior to ASU 2020-06 adoption effective July 1, 2021, issuance of the notes (after giving effect to the application of ASC 470-20 as described in note (1) above) would result in a net increase in additional paid-in capital and, therefore, a net increase in total stockholders’ equity. Amounts shown in the table above do not reflect application of ASC 470-20 to the notes. Additionally, additional paid-in capital and, therefore, total stockholders’ equity and total capitalization, do not reflect the reduction from the cost of the capped call transactions.

The common stock shown in the table above excludes, as of June 30, 2021:

•

6,552,007 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021, with a weighted-average exercise price of $13.31 per share under the 2006 Plan, the 2016 Plan, the 2019 Plan, and DivvyPay Inc.’s 2016 Equity Incentive Plan;

•	1,175,578 shares of our common stock issuable upon the vesting of RSUs outstanding as of June 30, 2021;

•	68,236 shares of our common stock issuable upon the exercise of stock options granted after June 30, 2021, with a weighted-average exercise price of $196.86 per share under our 2019 Plan;

•	1,699,540 shares of our common stock issuable upon the vesting of RSUs granted after June 30, 2021;

•

5,632,463 shares of common stock that are not currently outstanding but may become issuable, when certain conditions are met, upon the issuance and exercise of warrants with an exercise price of $4.50 per share;

•

16,079,467 shares of our common stock reserved for future issuance under our equity compensation plans, consisting of (i) 13,424,433 shares of our common stock reserved for future issuance under our 2019 Plan, as of June 30, 2021 (which number of shares does not include the stock options to purchase shares of our common stock and RSUs settleable for shares of common stock granted after June 30, 2021, but includes increases to the number of common stock reserved for future issuance after June 30, 2021) and (ii) 2,655,034 shares of our common stock reserved for issuance under our 2019 ESPP (including an increase to the number of common stock reserved for future issuance after June 30, 2021);

•	7,148,287 shares of common stock reserved for issuance upon conversion of the 2025 Notes; and

•	1,386,210 shares of common stock reserved for issuance upon conversion of the notes offered pursuant to the concurrent notes offering.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCESFOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare contribution tax on net investment income and does not discuss state, local, U.S. federal gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons who acquired our common stock as compensation for services;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes);

•

partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation); and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested and will not request a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences of the acquisition, ownership, and disposition of our common stock, or that any such contrary position would not be sustained by a court.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock other than a U.S. Holder or a partnership for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of our common stock that, is for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States (as determined under U.S. federal income tax rules), (b) a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “—Gain on Disposition of our Common Stock.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is generally imposed at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the section below entitled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock

Subject to the discussion below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder’s holding period in the common stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of the sum of our worldwide real estate assets plus our business assets. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any distributions (including any dividends) we make on our common stock including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from, the withholding rules described above, U.S. federal withholding taxes at a rate of 30% may apply under the law commonly known as the Foreign Account

Tax Compliance Act, or FATCA, on certain types of payments, including dividends, made to (A) a “foreign financial institution” (as defined for this purpose) unless such institution (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution or (iii) meets other exemptions or (B) a “non-financial foreign entity” (as defined for this purpose), unless such entity (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) provides the withholding agent with a certification identifying any “substantial U.S. owners” of the entity (as defined for this purpose), (iii) certifies that it does not have any substantial U.S. owners or (iv) meets other exemptions. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and IRS guidance, FATCA withholding as described above currently applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to the proposed Treasury Regulations specifies that taxpayers are permitted to rely on such proposed regulations pending finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as the representatives of the underwriters. Certain of the underwriters may offer and sell the shares through one or more of their respective affiliates or selling agents.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	1,102,942
BofA Securities, Inc	705,883
J.P. Morgan Securities LLC	705,883
Morgan Stanley & Co. LLC	705,883
Barclays Capital Inc.	165,441
Deutsche Bank Securities Inc.	165,441
Jefferies LLC	165,441
KeyBanc Capital Markets Inc.	165,441
Canaccord Genuity LLC	88,235
Needham & Company, LLC	88,235
Nomura Securities International, Inc	88,235
Oppenheimer & Co. Inc.	88,235
Piper Sandler & Co.	88,235
William Blair & Company, L.L.C.	88,235

Total	4,411,765

The underwriters are committed to take and pay for all of the shares being offered by us, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to purchase up to an additional 661,764 shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise that option for a period of 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 661,764 additional shares from us.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$7.48	$7.48
Total	$33,000,002.00	$37,949,997.00

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $4.488 per share from the public offering price. After the offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC.

In addition, our directors, certain officers, and certain affiliates have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC, provided that if (i) at least 30 days have elapsed since the date of this prospectus supplement and (ii) we have filed or furnished our earnings results on a Form 8-K for the quarterly period during which this offering occurred, the lock-up period shall end on the earlier of (x) the 45th day after the date of this prospectus supplement and (y) the date on which such Form 8-K is filed or furnished with the SEC. For the avoidance of doubt, in no event shall such lock-up period end earlier than 30 days after the date of this prospectus supplement or later than 45 days after the date of this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “BILL.”

In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the number of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the number of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $900,000. We have also agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $30,000.

We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we have agreed to reimburse the underwriters for certain expenses in connection with this offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships to us, for which they received or will receive customary fees and expenses. In addition, we have entered into agreements with affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, and KeyBanc National Association to offer certain of our products to their clients.

In connection with the pricing of the notes in our concurrent notes offering, we expect to enter into privately negotiated capped call transactions with the option counterparties, which may include one or more of the underwriters or their respective affiliates.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to a qualified investor as defined under the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the company or any representative or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and each of the representatives that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish or supplement a prospectus for such offer.

In the case of any shares being offered to a financial intermediary within the meaning of Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as defined under the Prospectus Regulation or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each Underwriter has represented and agreed that:

(i)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the FSMA)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(ii)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom. meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the FSMA)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the Securities and Futures Ordinance), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (SFA)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth in this prospectus supplement and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA), and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus supplement and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Fenwick & West LLP, Mountain View, California. Certain legal matters relating to the offering will be passed upon for the underwriters by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

The consolidated financial statements of Bill.com Holdings, Inc. appearing in Bill.com Holdings, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of Bill.com Holdings, Inc.’s internal control over financial reporting as of June 30, 2021 (excluding the internal control over financial reporting of DivvyPay, Inc.) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Bill.com Holdings, Inc. internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of DivvyPay, Inc. from the scope of such firm’s audit of internal control over financial reporting, and which conclude, among other things, that Bill.com Holdings, Inc. did not maintain effective internal control over financial reporting as of June 30, 2021, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission- (2013 framework) because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DivvyPay, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019, appearing in Bill.com Holdings, Inc.’s Current Report on Form 8-K/A filed on August 16, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the Internet is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying base prospectus, and any references to this website or any other website are inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying base prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 30, 2021;

•

our Current Reports on Form 8-K filed with the SEC on July 19, 2021, September 1, 2021 (with respect to Items  3.02 and 9.01 only), September  9, 2021, and September 21, 2021, and on Form  8-K/A filed on August 16, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 19, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated December 3, 2019, and any other amendment or report filed for the purpose of updating such description.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying base prospectus, at no cost, by writing or telephoning us at the following address and number: Bill.com Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002 and (650) 621-7700. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.bill.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time in one or more offerings, offer to sell common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.

Our common stock, $0.00001 par value per share, is listed on The New York Stock Exchange under the symbol “BILL.”

Investing in our securities involves risks.

See the section of this prospectus captioned “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2021.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings

You should rely only on the information contained in this prospectus (as supplemented and amended), including the information incorporated by reference. We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates. We and/or the selling securityholders provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.

This prospectus only provides you with a general description of the securities that we may offer. Each time we and/or the selling securityholders sell securities pursuant to this prospectus, we and/or the selling securityholders, as the case may be, will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the securities being offered.

Unless otherwise indicated, the terms “Bill.com,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to Bill.com Holdings, Inc., together with our subsidiary, Bill.com LLC.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Overview

Our mission is to make it simple to connect and do business.

We are champions of small and midsize businesses (“SMBs”). As a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for SMBs, we create efficiencies and free our customers to run their businesses. Our vision is to become the leading one-stop solution that helps millions of businesses around the world manage their financial operations.

Our purpose-built, AI-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Customers use our platform to generate and process invoices, streamline approvals, make and receive payments, sync with their accounting system, and manage their cash. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers and payment processors, enabling our customers to access these mission-critical services quickly and easily. We are central to an SMB’s accounts payable and accounts receivable operations.

On June 1, 2021, we completed our acquisition of DivvyPay, Inc. (“Divvy”), a leading provider of cloud-based spend management application and smart corporate cards to SMBs in the U.S., for an aggregate purchase price of $2.3 billion. Divvy became our wholly owned subsidiary as a result of the acquisition of 100% of its outstanding equity interests. As of June 30, 2021, Divvy had approximately 9,900 active spending businesses using its free cloud-based spend management application that were not Bill.com existing customers.

Divvy’s cloud-based software solution provides a secure financial platform for businesses to manage payments and subscriptions, build strategic budgets, and eliminate the need for expense reports. With Divvy, employers can give employees direct access to funds, effectively eliminating expense reports and retroactive reimbursement. After signing up, the business owner and their designated employees receive physical Divvy credit cards. Divvy spending businesses can create online (virtual) cards, set spending and budget controls, and control card activity in Divvy. The card activity instantly integrates with the Divvy platform.

As of June 30, 2021, over 121,000 customers trusted our platform to manage their financial workflows and process their payments and spend, which totaled $140.3 billion in Total Payment Volume during fiscal 2021. For the purposes of measuring our key business metrics, we define customers as entities that are either billed directly by us or for which we bill our strategic partners during a particular period. As of June 30, 2021, we had approximately 3.2 million network members. We define network members as our customers plus their suppliers and clients, who pay and receive funds electronically via our platform.

We have grown rapidly and scaled our business operations in recent periods. Our total revenue was $238.3 million and $157.6 million during the fiscal years ended June 30, 2021 and 2020, respectively, an increase of 51%. We generated net losses of $98.7 million and $31.1 million during the fiscal years ended June 30, 2021 and 2020, respectively.

Corporate Information

BDC Payments Holdings, Inc., a Delaware corporation, was formed in August 2018, and changed its name to Bill.com Holdings, Inc., a Delaware corporation, in June 2019. Bill.com Holdings, Inc. is a holding company and its principal assets are the equity interests of Bill.com, LLC. We were initially formed in April 2006 as Cashboard, Inc., a Delaware corporation. We changed our name to Cashview, Inc. in September 2006 and to Bill.com, Inc. in December 2007. In November 2018, we completed a corporate reorganization whereby Bill.com, Inc. became a subsidiary of Bill.com Holdings, Inc., and reorganized as an LLC, Bill.com LLC.

Our principal executive offices are located at 6220 America Center Drive, Suite 100, San Jose, California 95002. Our telephone number is (650) 621-7700. Our website address is www.bill.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include acquisitions, repayment of debt, investments, additions to working capital, capital expenditures, repurchases of common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash. We will not receive any of the proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We and any selling securityholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating redeemable convertible preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of redeemable convertible preferred stock.

Preferred Stock

We have no shares of preferred stock outstanding. Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our Tenth Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of December 21, 2018. The registration rights set forth in the IRA will expire on December 16, 2024, or, with respect to any particular stockholder, when such stockholder is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Provisions

The provisions of the DGCL, our restated certificate of incorporation, and our restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

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Board Vacancies. Our amended and restated bylaws and certificate of incorporation authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

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Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

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Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

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Issuance of Undesignated Preferred Stock. Our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

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Choice of Forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated bylaws also provide that the federal district courts of the United States of America, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Section 27 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Exchange Listing

Our common stock is listed on The New York Stock Exchange under the symbol “BILL.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included, which we refer to as the “base indenture,” and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement and/or will be incorporated by reference from reports that we file with the SEC. The actual base indenture we enter into in connection with an offering of debt securities may differ significantly from the form of base indenture we have filed. The base indenture, as amended or supplemented from time to time by one or more supplemental indentures, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the base indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of base indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the base indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the base indenture and applicable supplemental indenture after a covenant defeasance of the base indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Fenwick & West LLP, Mountain View, California, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bill.com Holdings, Inc. appearing in Bill.com Holdings, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of Bill.com Holdings, Inc.’s internal control over financial reporting as of June 30, 2021 (excluding the internal control over financial reporting of DivvyPay, Inc.) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Bill.com Holdings, Inc. internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of DivvyPay, Inc. from the scope of such firm’s audit of internal control over financial reporting, and which conclude, among other things, that Bill.com Holdings, Inc. did not maintain effective internal control over financial reporting as of June 30, 2021, based on Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission- (2013 framework) because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DivvyPay, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019, appearing in Bill.com Holdings, Inc.’s Current Report on Form 8-K/A filed on August 16, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bill.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we or the selling security holders are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•	Current Reports on Form 8-K filed on July 19, 2021, September 1, 2021 and September 9, 2021, and on Form 8-K/A filed on August 16, 2021;

•	Definitive Proxy Statement on Schedule 14A filed on October 19, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated December 3, 2019, and any other amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

4,411,765

Common Stock

September 21, 2021